EXHIBIT INDEX

23	Consent of Independent Registered Public Accounting Firm -- Meaden & Moore LTD

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-33390) pertaining to the THIRD FEDERAL 401(K) SAVINGS PLAN of our report dated June 26, 2014, with respect to the financial statements of the THIRD FEDERAL 401(K) SAVINGS PLAN included in this Annual Report (Form 11-K) as of December 31, 2013 and 2012 and for the year ended December 31, 2013.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio
June 26, 2014